Exhibit 23.1

SEALE AND BEERS, CPAs
PCAOB & CPAB REGISTERED AUDITORS
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www.sealebeers.com


           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
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We consent to the use, in the statement on Form 8-K of EnzymeBioSystems, of our report dated October 12, 2010 on our audit of the financial statements of EnzymeBioSystems as of June 30, 2010 and 2009, and the related statements of operations, stockholders' equity and cash flows for the year then ended
June 30, 2010, for the period from inception on June 26, 2009 through June 30, 2009, and for the period from inception on June 26, 2009 through June 30, 2010, and the reference to us under the caption "Experts."


/s/ Seale and Beers, CPAs
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    Seale and Beers, CPAs
    Las Vegas, Nevada
    February 1, 2011


            Seale and Beers, CPAs PCAOB & CPAB Registered Auditors
                50 S. Jones Blvd Suite 202 Las Vegas, NV 89107
                   Phone: (888)727-8251 Fax: (888)782-2351

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